Exhibit 10.ii.q

São Paulo, 16 May 2006.

To

Mosaic Fertilizantes do Brasil S.A.

Av. Morumbi, 8234

Brooklin, São Paulo, SP

Att.: Mr/Ms	[—]

Subject.:	Agreement for issuing a Mosaic Fertilizantes do Brasil S.A. Letter of Guarantee in behalf of Banco Cargill S.A.

Dear Sirs,

This is to confirm the agreement between Banco Cargill S.A. (“Banco Cargill”) and Mosaic Fertilizantes do Brasil S.A. (“Mosaic”) in regard to Mosaic issuing letters of guarantee in behalf of Banco Cargill for loan and financing transactions provided by Banco Cargill to Mosaic customers (the “Guaranteed Transactions” and “Mosaic Customers”, respectively) upon issuing of Bank Credit Bills by Mosaic Customers in behalf of Banco Cargill, whether combined with swap or currency forward transactions or otherwise.

The Guaranteed Transactions will be effected by Banco Cargill will Mosaic Customers, Cargill, Inc. product suppliers, and/or any subsidiaries thereof, after negotiation and approval by Mosaic and Banco Cargill.

After each Guaranteed Transaction is negotiated and approved, Mosaic will undertake before Banco Cargill part of the credit risk associated to the Guaranteed Transactions, in the share of fifty percent (50%) of the overall amount of each operation, plus applicable interest and charges.

To this effect, each Guaranteed Transaction will be covered by a letter of guarantee issued by Mosaic in behalf of Banco Cargill, as shown in Annex 1 hereof, notwithstanding any other guarantees provided by Mosaic Customers in behalf of Banco Cargill.

In accordance with the structure agreed, Mosaic will pay Banco Cargill, at the time each Guaranteed Transaction is effected, the amount equivalent to half percent per annum (0.5% p.a.) of the principal amount of each Guaranteed Transaction, as structuring fee.

The Net Profit (as defined below) resulting from each Guaranteed Transaction duly settled by Mosaic Customers will be divided between Banco Cargill and Mosaic, in the ideal share of fifty percent (50%) each. The Net Profit of each Guaranteed Transaction will be the amount computed after deducting from the gross revenue of each Guaranteed Transaction the following amounts: (i) the financing cost borne by Banco Cargill and (ii) any and all expenses incurred in regard to the Guaranteed Transaction (“Net Profit”).

In the event of default of any principal or accessory obligations of Mosaic Customers before Banco Cargill under the Guaranteed Transactions, Mosaic will honor the payment of the amounts payable by such Mosaic Customers up to the limit equivalent to fifty percent (50%) of the principal amount of each Guaranteed Transaction, plus applicable interest and charges.

Once Mosaic honors its payment to Banco Cargill, as described above, Banco Cargill will take all applicable judicial and/or extrajudicial measures to collect and recover the amounts payable by each Mosaic Customer, provided however that the retaining of any outside counsel and/or collection firms necessary for the above measures must be previously and jointly defined by Banco Cargill and Mosaic.

The parties agree that (i) Banco Cargill must supply to Mosaic a copy of any and all reports on the status of any judicial and/or extrajudicial measures taken received from outside counsel and/or collection firms; and (ii) any and all costs and expenses incurred by Banco Cargill in regard to the above measures for the collection and reimbursement of amounts defaulted by Mosaic Customers, including expenses with lawyers’ fees and with collection firms, will be borne by Banco Cargill together with Mosaic, and such costs and expenses must be paid at the time the parties receive the respective invoice.

Banco Cargill hereby promises to share with Mosaic any and all amounts payable by Mosaic Customers to Banco Cargill and which have been recovered by Banco Cargill using judicial and/or extrajudicial means. In this case, Banco Cargill will reimburse Mosaic in the share of fifty percent (50%) of the amount actually recovered by Banco Cargill, by depositing such amount in Mosaic’s current account no. [    ], at branch no. [    ], of bank [    ], by the fifth (5th) working day immediately after Banco Cargill actually receives the recovered credit.

Finally, the parties mutually agree to make this an evergreen contract, which may be cancelled by any of the parties upon previous notice thirty (30) calendar days in advance for any Guaranteed Transactions that have not been negotiated and approved by the parties.

Therefore, if you agree with all terms and conditions specified hereunder, we kindly ask you to provide below your “acknowledged and agreed”.

Should you have any questions, please contact us.

Faithfully,

Banco Cargill S.A.

Name:	Name:
Position:	Position:

Acknowledged and agreed:

Mosaic Fertilizantes do Brasil S.A.

Name:	Name:
Position:	Position:

São Paulo-SP, [day] [month] 2006

To

Banco Cargill S.A.

Subject: Letter of Guarantee

Guarantor:             Mosaic Fertilizantes do Brasil S.A., with principal offices at Avenida

                  Morumbi, 8234,                  Brooklin, São Paulo, CNPJ/MF no. 61.156.501/0001-56

Guaranteed:             [Mosaic customer], with principal offices at [    ], CNPJ/MF no. [    ]

Amount of guarantee: R$ [50% of the total amount of the operation]

Guaranteed obligation: [loand granted under Bank Credit Bill no. [    ]

Loan data: Bank Credit Bill no. [    ]

Issuer: [Mosaic customer]

Date of issue: [    ]

Date of maturity: [    ]

Amount of loan principal: R$[    ]

Interest: [    ]

Charges: [detail]

Creditor:             Banco Cargill S.A., with principal offices at [    ], CNPJ/MF no. 03.609.817/0001-50

Dear Sirs,

The Guarantor hereby declares that as of this date it is the guarantor and main payer of the Guaranteed up to the limit of R$[amount equivalent to 50% of the principal], plus interest and applicable charges, and will be responsible for the due performance of all principal and accessory obligations undertaken now and/or in the future by the Guaranteed, up to the actual settlement of the operation, resulting from the loan granted to the Guaranteed under the aforementioned Bank Credit Bill issued by the Guaranteed.

In the event of default of any of the obligations of the Guaranteed under the aforementioned CCB, the Creditor will notify the Guarantor to honor the payment of the amounts payable, up to the limit of R$[amount equivalent to 50% of the principal], plus interest and applicable charges. The Guarantor hereby authorizes the Creditor, [ten][two] ([10][2]) [calendar] days after the notice of the Creditor, to debit from its current account no. [    ], branch [    ], at bank [    ], the debt balance of the principal amount of the loan plus all applicable charges, including late fees, up to the above limit of R$[amount equivalent to 50% of the principal], plus interest and applicable charges, after which the Guarantor will have no more obligations with the Creditor.

The Guarantor is aware that any tolerance or additional time granted to the Guaranteed, provide they have its previous consent, will not justify any release from obligation. However, in the event the Creditor grants an additional time to the Guaranteed, because of negotiations, the previous consent of the Guarantor will not be necessary.

This guarantee will expire after the full payment of all obligations undertaken hereunder by the Guaranteed, or after the foreclosure of the guaranteed by the Creditor, up to the limit established, plus any applicable interest and charges. The Creditor will issue a document releasing the Guarantee after all obligations undertaken hereunder by the Guaranteed are fully satisfied in accordance with the aforementioned Bank Credit Bill, or document of Guarantor release, in the event the Creditor forecloses the guarantee, always in accordance with the limits and terms specified above.

In the event the Guarantor pays any of the obligations hereunder, always in accordance with the limit of R$[amount equivalent to 50% of the principal], plus interest and applicable charges, the Guarantor will automatically be subrogated to such amount, as provided under Article 831 of the Brazilian Civil Code.

If because of legal or contractual provision any debt of the Guaranteed before the Creditor incurs in accelerated maturity, the Guarantor must immediately pay such amount up to the limit of R$[amount equivalent to 50% of the principal], plus interest and applicable charges.

The Guarantor expressly waives the benefits provided under Articles 827 and 835 of the Brazilian Civil Code.

This Letter of Guarantee is conditioned and compatible with the requirements demanded by the Creditor and provides that the Guarantor, during the term of this Letter of Guarantee, may be summoned at any time to perform its obligation to the Guaranteed. Once the obligation undertaken hereunder is satisfied, the Guarantor will be released from the Guarantee provided hereunder.

The Foro Central da Comarca da Capital do Estado de São Paulo will be the competent jurisdiction to address and review any matters arising hereunder.

Faithfully,

______________________________________________________________
Mosaic Fertilizantes do Brasil S.A.
Name:	Name:
Position:	Position:

Witnesses:

Name: [—]	Name: [—]
CPF/MF no.: [—]	CPF/MF no.: [—]

BANK CREDIT BILL NO. [    ]

Date of issue: [    ]

Place of issue: [    ]

I. BENEFICIARY:

Banco Cargill S.A., with principal offices at Avenida Morumbi, 8234, city of São Paulo, state of São Paulo, CNPJ/MF no. 03.609.817/0001-50 (hereinafter simply called the “BANK”)

II. ISSUER:

Name: [ ]

CNPJ/MF: [ ]

Address: [ ]

CEP: [ ]

City: [ ]

State: [ ]

Telephone: [ ]

Fax: [ ]

Bank branch: [ ] Current account no.: [ ]

III. INTERVENOR SURETY (together with his/her respective spouse, if applicable):

Name: [ ]

CPF/MF no.: [ ]

Address: [ ]

Name (spouse): [ ]

CPF/MF no.: [ ]

Address: [ ]

IV. CHARACTERISTICS OF THE BILL AND THE CREDIT:

1. Amount of credit: R$ [    ] ([    ] Reais)

2. IOF: R$ [    ] ([    ] Reais)

3. Date of release: [    ]

4. Interest and charges:

a)	Credit establishment commission: none

b)	CDI (Interfinance Deposit Certificate) – average rate of the CDI over Extra-Group DI Cetip, capitalized daily plus the rate of [ ]% ([ ]) per month, computed on an exponential pro-rate temporis basis and used for the number of calendar days using 30 days per month.

c)	IOF as described in Item 2 above.

5. Final maturity: [    ]

Term: [    ]

6. Form of payment of principal and interest:

(a)	Number of installments: [ ]

(b)	Maturity dates and principal amount of each of the installments payable:

In [    ] R$[    ] ([    ]) plus charges on this installment;

In [    ] R$[    ] ([    ]) plus charges on this installment;

n . . .

7. Place of payment:

City of São Paulo, state of São Paulo.

V. COLLATERAL:

Guarantee and fiduciary assignment of credit receivables, as listed in the attached Credit Receivables Assignment Agreement, which is an integral part hereof.

VI. TERMS AND CONDITIONS OF THIS BANK CREDIT BILL:

On the dates specified in Table IV, Item 6, the Issuer will pay the Bank, or to its order, for this Bank Credit Bill (hereinafter simply “Bill”), on the place of payment specified in Table IV, Item 7, in local currency, the amounts specified in Table IV, Item 6, together with the respective charges, computed according to the specifications shown in Table IV, Item 4, pursuant to the applicable legislation and in special to the clauses and conditions below:

CLAUSE ONE – OBJECT

1.1. The Bank grants in behalf of the Issuer a loan (“Credit”) in the amount of and under the conditions stated in the Preamble hereof, which amount agreed hereunder is net of IOF (to be charged in advance at the time such amount is paid by the Bank) and to be delivered in the manner described in Clause 1.3.

1.2. The Issuer must reimburse the amount agreed hereunder, plus applicable charges, in the manner, rates and times specified in the Preamble hereof and in Clause 3 below. The Bank, whenever necessary to substantiate the actual release of the Credit and the amount of the debt balance of the Issuer’s obligations under this Bill, must issue a deposit receipt by way of an electronic direct transfer (TED) in the current account held by the Issuer, to substantiate the release of the Credit, as well as a calculation spreadsheet showing the total amount of the Issuer’s obligations arising hereunder. The aforementioned receipt and computation spreadsheet, after they are issued, must be attached to this Bill, and will comprise and integral part hereof, and represent an extra-judicial executive note, which will represent enough evidence of the release of the funds and of the amount of the debt balance of the Issuer’s obligations.

1.3. The parties hereby agree that the amount of the Credit must be made available by an electronic direct transfer (TED), by account, order and risk of the Issuer, in a current account held by the Issuer and to be named by the Issuer, and the receipt of the deposit made by an electronic direct transfer (TED) in the aforementioned current account will be enough evidence of the release of the Credit amount for the Issuer, for all intents and purposes.

1.4. The Issuer expressly acknowledges that the Bank will not be liable, whether directly or indirectly, including before any third parties, for any flaws or interruptions in the electronic or telecommunication systems used to carry out the settlement of these transactions under the Brazilian Payment System, including if such flaws and interruptions are caused by (i) the Central Bank of Brazil; (ii) clearing and settlement houses and their service providers; (iii) telecommunication utilities; or (iv) any third parties.

1.5. For the rendering of the services described in Clause 1.2 hereof, the Issuer will pay to the Bank the amounts specified in the rate tables displayed at the Bank’s branches, and the Bank will be entitled to partially or fully exempt the Issuer from paying the specified amounts.

CLAUSE TWO – INTEREST

2.1. Under this Bill, interest will bear on the debt balance of the Credit, in the form specified in the Preamble hereof, Table IV, Item 4b. For the purposes hereof, (i) the debt balance will be deemed as all Credit actually released by the Bank; (ii) the interest will be computed based on the number of calendar days from the date the Credit is granted to the date it is actually paid, based on a 360-day year; and (iii) all other charges applicable pursuant to this Bill.

2.2. The Issuer hereby promises to pay the interest and all other charges specified in Clause 2.1 above on the dates such amounts are payable, as specified in Table IV of the Preamble.

CLAUSE THREE – FORM OF PAYMENT

3.1. All payments payable by the Issuer to the Bank under this Bill will be debited directly by the Bank from the Issuer’s current account at the Bank, as specified in Table II of the Preamble.

3.2. The Issuer hereby authorizes the Bank, on an irrevocable and unconditional manner, to: (i) block, on a monthly basis as of the [day] of each month each of the installments specified in Table IV, Item 6, becomes payable, all amounts credited in the current account held by the Issuer at the Bank, on the date the aforementioned resources are credit up to the amount of the monthly installment of the principal plus interest computed based on the information provided in Table IV of the Preamble hereof; and (ii) debit in behalf of the Bank, the Issuer’s current account specified in Table II of the Preamble, in the amount equivalent to the amount relative to the amount of the installment of the principal and interest computed based on the information specified in Table IV of the Preamble, on their respective due dates, up to the Final Maturity of the Credit. In this event, the settlement of the respective obligations will be subject to the actual availability of a balance in the Issuer’s current account at the Bank. The Issuer hereby promises to make the necessary arrangements to provide enough funds to ensure the payments hereunder are available in its current account on the dates specified hereunder.

CLAUSE FOUR – CHARGES

4.1. The parties to this Bill expressly agree that the Issuer will bear the payment of taxes on Loan Transactions, Foreign Exchange and Insurance, or any taxes pertaining to Notes and Securities (IOF), incurring on the transactions, computed according to applicable legislation and to be paid on sight, at the time of the disbursement by the Bank.

4.2. Notwithstanding the provisions of Clause 5.1 below, the parties expressly agree that the Issuer will bear any and all taxes, deductions, burdens, charges, withholdings, deposits or compulsory deposits, contingency fees and/or any other measure of any nature which changes the costs and/or the revenues of the asset or liability transactions performed by the Bank under this Bill, and which are in the future imposed by the competent government authorities. The Issuer hereby promises to reimburse the Bank for such costs, at the time of the payment of the principal and the interest under this Bill.

4.3. The provisions contained in Clause 4.2 above will not affect or in any way limit the obligations of the Issuer regarding the charges already agreed under this Bill.

4.4. Further to the obligations under this Bill, the Issuer will bear all expenses of this Bill and any extensions thereof, as well as its registration and recording, and those incurred by the Bank to ensure the security and the liquidity of its credit, all of which will be computed in the amount of the Credit provided to the Issuer.

CLAUSE FIVE – ACCELERATED MATURITY

5.1. The Bank may, at its sole discretion, declare the accelerated maturity of the obligations under this Bill and cause such obligations to become immediately mature in the event of the establishment of contingencies of any kind and/or fixing of loan rates and/or funding and/or limitations which in any way may affect the practice of financial transactions.

5.2. Notwithstanding the possibilities provided under the law, in special Articles 333 and 1425 of the Brazilian Civil Code, and this Bill, any and all obligations resulting from this Bill, including without limitation the payment of the principal plus accrued interest, may become immediately due and payable, regardless of any notice, notification and/or legal order, in the event the Issuer and/or the Intervenor Surety:

(i)	Does not fulfill any obligation, of any nature, resulting from this Bill, or any other agreement entered by the Bank, on the date of its maturity;

(ii)	Has a note protested or is rejected at any credit protection organ, such as SPC or Serasa, or listed in the Database of Issuers of Checks Without Funds (CCF); files for judicial or extra-judicial protection against bankruptcy, or has its bankruptcy or insolvency declared, or dies, incurs changes in its civil capacity, seizure, attachment of property, or files for judicial or extra-judicial liquidation;

(iii)	Has its business purpose changed, has its stockholding structure changed or has its stockholding control changed, suffers a deterioration of its economic and financial indicators, including without limitation higher indebtedness, encumbrance or reduction of its assets, or, in the event the rights and obligations of this Bill are transferred to third parties without the previous and express consent of the Bank;

(iv)	If the collateral established for any reason loses or reduces its value and/or effectiveness and is not replaced or augmented by the Issuer using other collateral acceptable by the Bank, at its sole discretion, within ten working days after notice provided by the Bank;

(v)	In the event of misrepresentation or inaccuracies regarding any statement, information or document provided, executed or delivered by the Issuer;

(vi)	In the event any index or precept provided hereunder can no longer be applied.

Sole Paragraph. This Bill is automatically cancelled in the event the Issuer does not meet the deadlines for establishing the collateral described in Table V of the Preamble, according to Clause 7.

CLAUSE SIX – PENALTIES

6.1. Over the total amount of the installments already matured and pertaining to the principal, interest and/or other charges provided in this Bill, late interest will apply, equivalent to twice the amount of the Selic rate, as published by the Central Bank of Brazil for such period, computed based on the actual number of calendar days from the date of such non-payment to the date all such amounts are actually paid. It is further agreed that over such amount a two percent (2%) fine will apply, cumulative and not able to be offset in any manner.

6.2. In the event of any default, the Bank is hereby authorized to offset, pursuant to Article 368 of the Brazilian Civil Code, and in accordance with the Agreement for the Clearing and Settlement of Obligations entered by the parties on [date], within the scope of the National Financial System, any amounts payable to the Bank under this Bill with any credit (current account balances, investments and such) which the Issuer and/or the Intervenor Surety has or may have at the Bank or at financial institutions associated thereto, representing credits such as notes and securities, fixed-income securities, balances in current accounts, or any other notes or securities, investments and such, which will be applicable in any hypothesis, regardless of any judicial or legal or extra-judicial notice or notification.

6.3. In the event the Bank decides to file suit to recover the installments overdue and not paid pertaining to the debt balance hereunder, the parties hereby agree that the Issuer and the Intervenor Surety will bear all court costs and lawyers’ fees, which may not be less than ten percent (10%) of the total amount of such suit.

CLAUSE SEVEN – COLLATERAL

7.1. Pursuant to Articles 264, 265 and 275 of the Brazilian Civil Code, the Intervenor Surety, together with his/her spouse, if applicable, as the guarantor of the Issuer, expressly agrees with the terms and conditions of this Bill, becoming jointly, unconditionally and unlimitedly liable with the Issuer for the due compliance of all obligations of the Issuer hereunder.

7.2. As an additional guarantee for the due compliance of any and all obligations undertaken by the Issuer hereunder, including in regard to the reimbursement of the amount of the principal of this Bill and to the payment of interest, charges, commissions, fees, fines and late penalties, the Issuer will provide to the Bank the collateral specified in the documents the copies of which are attached to this Bill, and which become an integral part of this Bill, as shown in Table V of the Preamble.

7.2.1. In the event the collateral referred to under Clause 7.2 above is a pledge over shares or stock of a company, the Issuer must register such pledge in the Stock Registration Book (or in the books of the financial institution providing custody for such shares or stock, as the case may be under applicable law), or perform the necessary changes in the company’s articles of association, as the case may be, evidencing the pledge in behalf of the Bank.

7.2.2. In the event the collateral referred to in Clause 7.2 above is a pledge on credit receivables, the Issuer must within five (5) working days after the issuance of this Bill notify the debtors of such receivables, informing them of this pledge. Moreover, the Issuer must register within five (5) working days this Bill, together with any annexes, in the Registry of Deeds and Documents in the city in which this Bill is issued, and must immediately submit evidence of such registration and such notification to the Bank.

7.2.3. In the event the collateral referred to under Clause 7.2 above is an industrial or mercantile pledge, pursuant to Article 1447 of the Brazilian Civil Code, the Issuer must register this Bill at the Registry of Real Estate in the location in which such property is located within five (5) working days after the issuance of this Bill, and must notify the debtors of such receivables within five (5) working days informing them of such pledge. The Issuer must provide prompt and due evidence of the registration and notification provided in this Clause to the Bank.

7.2.4. In the event the collateral provided in accordance with Table V of the Preamble of this Bill is the fiduciary ownership of the property described in the aforementioned Table V, the parties hereby agree that the Issuer must register this Bill, within five (5) working days after the issuance of this instrument, (i) at the Register of Deeds and Documents in the jurisdiction of the Issuer’s domicile, and (ii) in the event the fiduciary ownership applies to automotive vehicles, at the competent automotive vehicle licensing organ. The Issuer must provide prompt and due evidence of the registration provided in this Clause to the Bank.

7.2.5. In the event the collateral provided in accordance with Table V of the Preamble of this Bill is a mortgage on real property, it is hereby agreed that the Issuer must register such mortgage together with this Bill at the competent Registry of Real Estate in the location where such property is located within five (5) working days after the issuance of this Bill. The Issuer must provide prompt and due evidence of the registration provided in this Clause to the Bank.

7.3. The parties hereby agree that the Bank may at any time request the Issuer to provide additional collateral to or replacement collateral of the collateral provided hereunder, and such additional collateral must be duly approved by the Intervenor Surety and his/her spouse, as the case may be.

CLAUSE EIGHT – GENERAL PROVISIONS

8.1. The Issuer and the Intervenor Surety hereby acknowledge that the amount of this Bill, together with any interest and other charges specified in the Bill, is liquid, right and demandable.

8.2. No waiver to any violation or default hereunder will be valid unless it is in writing and signed by the party waiving such violation or default, and such waiver will not imply in change or novation of the provisions hereunder, nor will it be considered a waiver of any subsequent violation or default of the same nature or similar nature. It is hereby agreed that any tolerance by the Bank, as well as the failure to immediately demand any credit, or the receiving after the accelerated maturity or timely maturity of any debit, will not imply in novation nor in change of what has been agreed, nor will it set any precedent to be invoked by the Issuer, nor will it imply in the Bank waiving its right to immediately execute it.

8.3. The Bank may assign this Bill as well as the Credit and the respective collateral, and may issue Certificates of Bank Credit Bill representative of this Bill and likewise assign such instruments, pursuant to the applicable legislation, without previous notice to or authorization from the Issuer.

8.4. The Issuer hereby authorizes the Bank to inform to Serasa’s Risk Central all data contained in this Bill.

8.5. The Bank is hereby authorized to check any databases regarding the credit and other information of the Issuer and of the Intervenor Sureties, including the Risk Central, as provided under Resolution no. 2724 of the Central Bank of Brazil, dated 31/May/2000, as well as to supply any information pertaining to this contract to any of these databases.

8.6. In the event any of the provisions hereunder is considered unenforceable, the remaining provisions of this Bill will remain in full force.

8.7. The parties elect the Foro da Comarca de São Paulo, state of São Paulo, as the competent jurisdiction to address any doubts or disputes arising hereunder, over any other jurisdiction, no matter how privileged.

THE ISSUER AND THE INTEVENOR SURETY HEREBY DECLARE THEY HAVE PREVIOUSLY READ THIS BILL AND THEY HAVE NO DOUBTS ON ANY OF ITS CLAUSES AND CONDITIONS. THEY FURTHER DECLARE THEY HAVE RECEIVED A NON-NEGOTIABLE COUNTERPART OF THIS BILL.

City, [day] [month] [year]

_______________________________________________________________

ISSUER

_______________________________________________________________

BANCO CARGILL S.A.

____________________________ _______________________________________________

Spouse Guarantor

Witnesses:

1. __________________________________________2. _____________________________________

Name: Name:

RG: RG:

CPF/MF no.: CPF/MF no.:

ANNEX CCB NO. [    ] – Fiduciary Assignment of Credit Receivables Agreement

Bank branch: [    ] Current account: [    ]

Date of issue: [    ]

I. PARTIES

Creditor: BANCO CARGILL S.A., hereinafter “Bank”

CNPJ/MF: 03.609.817/0001-50

Address: Avenida Morumbi, 8234, Brooklin Novo, CEP 04703-002

City: São Paulo

State: São Paulo

Debtor: [      ] “ISSUER”

CNPJ/MF: [    ]

Address: [    ]

City: [    ]

State: [    ]

II. AGREEMENT

Name: BANK CREDIT BILL NO. [    ]

Amount: R$ [    ] ([    ] Reais)

Place of payment: São Paulo

Term: [    ] days

Final maturity: [    ]

Delivery of the net amount: R$ [    ] ([    ] Reais)

Financial charges: 100% of the daily variation of the CDI, computed according to the Cetip, plus a rate of

[      ]% per month, computed in an exponential manner and using the number of calendar days based on a 30-day month.

Number: [    ]

Date: [    ]

III – DESCRIPTION OF THE CREDIT RECEIVABLES THE OBJECT OF THIS COLLATERAL

Credit receivables originating from [BASE AGREEMENT OF FIDUCIARY ASSIGNMENT], dated [__], entered by Cargill Agrícola S.A. (hereinafter simply called “CASA”) and the Issuer, hereinafter called the “Supply Agreement”.

CLAUSES AND CONDITIONS

The parties already named and described agree to establish this fiduciary assignment of credit receivables identified in Table III of the Preamble hereof, which will be governed by the applicable legal and regulatory provisions and in special by the clauses and conditions mutually agreed and accepted, as follows:

WHEREAS

WHEREAS the Issuer has requested to the Bank a credit specified in Table II of the above Preamble, and the Bank has agreed to provide such credit to the Issuer upon the establishment of the this guarantee for the fiduciary assignment in behalf of the Bank;

WHEREAS it is the intention of the parties hereof to enter a fiduciary assignment of the credit receivables described in Table III of the Preamble hereof with the purpose of complying with the obligations undertaken by the Issuer before the Bank, as provided in the Bank Credit Bill (“CCB”, in Portuguese) described in Table II of the above preamble;

WHEREAS the Issuer is the owner of the credit receivables against CASA, originating from the Supply Contract, as described in Table III of the Preamble;

WHEREAS the annual average amount received by the Issuer from CASA, in accordance to the Supply Agreement of the last crop, has been approximately

[        reais] ([R$__]), and the Bank has agreed to receive the fiduciary assignment of the credit receivables described in Table III of the Preamble, to guarantee the due compliance of the obligations undertaken by the Issuer in accordance with the terms of the CCB described in Table II of the Preamble, of which this instrument is an integral part;

Clause One – The Issuer makes the fiduciary assignment to the Bank of the credit receivables identified in Table III of the Preamble, pursuant to Article 66-B of Law no. 4728/65 introduced by Article 55 of Law no. 10931/04, to ensure the due compliance of all main and accessory obligations undertaken by the Issuer in the CCB shown in Table II of the Preamble, of which this instrument is an integral part, and corresponding to such credit receivables to:

(i)	the totality of the credit receivables that Issuer owns now or in the future against CASA, in accordance with the Supply Agreement, amended from time to time (hereinafter simply called “Receivables”);

(ii)	all financial assets originating from the payments relative to the Receivables (the “Assigned Assets”);

(iii)	the total amount of all credit receivables held now or in the future by the Issuer against the Bank, as depositary of the Assigned Assets, which must be deposited in the current account held by the Issuer at the Bank (as defined below) (“Assigned Rights”); and

(iv)	all Assigned Assets deposited in the current account specified in Item (iii) above.

Sole paragraph: The Issuer will be responsible, at the penalty of the law, for the validity, existence, truthfulness and liability of the Receivables, Assigned Assets and Assigned Receivables hereunder, and further declares that the above credit receivables are free of any burdens, encumbrances, litigation, legal or extra-judicial claims or any other restrictions of any nature.

Clause Two – The fiduciary assignment hereunder transfers to the Bank the direct and indirect possession, as well as the ownership of the Receivables, Assigned Assets and Assigned Receivables described in Clause One above.

Clause Three – The Issuer, as an essential condition to formalize this fiduciary assignment and transfer of direct and indirect possession of the Receivables, Assigned Assets and Assigned Receivables, further agrees to, in an exclusive, irrevocable and unconditional manner: (i) deliver to the Bank a copy of the Supply Agreement, (ii) in the condition of depository, keep all original documents pertaining to the Receivables, Assigned Assets and Assigned Receivables that evidence the existence and proper formalization of the credit receivables assigned hereunder, as well as to (iii) deliver to the Bank, whenever requested, any of these original documents within the time stated by the Bank.

Clause Four – The parties hereby expressly agree in an irrevocable and unconditional manner that as of this date any and all Assigned Assets must be deposited directly and exclusively in the current account held by the Issuer at the Bank, as described in the Preamble hereof (the “Account”).

Clause Five – The Issuer hereby promises to deliver to the Bank a counterpart of the notice shown in Annex 1 hereof, duly signed by the Issuer’s legal representatives and with the agreement of CASA, through which the Issuer issues an irrevocable and unconditional payment instruction to CASA to the effect that all Assigned Assets be deposited and credited in the Account, in accordance with Clause Four above.

Clause Six – The Issuer hereby declares to the Bank the following: It is aware that the Bank has agreed to provide the credit established in accordance with the CCB described in Table II of the Preamble, as well as this fiduciary assignment to guarantee the compliance of the obligations of the Issuer under the CCB, based on the statements provided by the Issuer under this instrument. In the event any misrepresentation of, or any omission of necessary information by, the Issuer is found during the term hereof, the Issuer hereby promises to fully indemnify the Bank for all losses and damages incurred as a result for such misrepresentation and/or omission, in addition to causing the accelerated maturity of the debt, as provided in the CCB.

Clause Seven – The Issuer hereby promises to the Bank, during the term of this instrument and in an irrevocable and unconditional manner to:

(i)	Refuse any and all payment corresponding to the Receivables made by CASA which differ from the payment form provided in Clauses Four and Five hereof, as well as to immediately communicate to the Bank any payments made to any accounts other than the Account;

(ii)	Transfer to the Account any Assigned Assets relative to the Receivables which have been received in another account for any reason whatsoever within 24 hours of having received such payment;

(iii)	Not to instruct CASA to make payments relative to the Receivables in any account other than the Account;

(iv)	Not revoke the payment instruction issued in accordance with the Clause Five above and Annex 1 herefo;

(v)	Not agree with any changes in the Supply Agreement without the previous written consent of the Bank.

Clause Eight – The amount of the Receivables, Assigned Assets and Assigned Receivables must correspond at least to one hundred percent (100%) of the amount of the principal and charges issued by the Issuer to the Bank, in accordance with the CCB.

Sole paragraph: In the event the Receivables, Assigned Assets and Assigned Receivables incur any deterioration or depreciation, the Issuer hereby promises to increase or replace the credit receivables relative to this fiduciary assignment, in accordance with Article 1425 of the Brazilian Civil Code, at the penalty of incurring in an accelerated maturity of the debt in accordance with the CCB.

Clause Nine – In the event of default of the Issuer in regard to the obligations provided hereunder, as well as the occurrence of any causes for the accelerated maturity of the debt, as provided in the CCB, of which this instrument is an integral part, and because of the fiduciary assignment established hereunder, the Issuer hereby, in an irrevocable and unconditional manner, expressly authorizes the Bank to, regardless of any previous notice and/or authorization: (i) block and withhold any and all Assigned Assets deposited and credited in the Account until all obligations of the Issuer under the CCB are fully satisfied; (ii) debit from the Account, in behalf of the Bank, the blocked and withheld Assigned Assets, as provided in Item (i) of this Clause. After all payment obligations of the Issuer under the CCB are fully satisfied, the Assigned Assets deposited and credited in the Account will be released by the Bank to the Issuer, in the first working day immediately after their availability in the Account.

Paragraph One: In the event the amount transferred to the Account is not enough to pay the amounts payable by the Issuer under the CCB, it is hereby agreed that the Issuer will remain in a debt condition before the Bank until the debt balance is fully paid. It is further agreed that in the event the amounts transferred to the Bank under the CCB and under this instrument are above the debt balance of the Issuer, the Bank hereby promises to release the Assigned Assets deposited and credited in the Account to the Issuer on the first working day immediately after their availability in the Account, less any collection charges, as provided under applicable legislation.

Paragraph Two: The Bank will use the procedure provided in the heading of this Clause to foreclose the guarantee provided hereunder, using the Assigned Assets to satisfy the credit, and to this purpose, the Bank may (i) use any procedures for foreclosing the guarantee, regardless of auction or any other judicial or extrajudicial measure; (ii) settle and execute any documents or agreements, no matter how special, necessary to the acts referred to hereunder, all without any previous notice or notification to the Issuer; (iii) transact such collection; (iv) arrange for the amicable and extrajudicial sale of the Receivables and/or any other credit receivables that comprise this fiduciary assignment; and (v) perform all acts necessary for the disposal of the Receivables and/or any other credit receivables that comprise this fiduciary assignment.

Paragraph Three: In the event of any accelerated maturity of the debt under the CCB, the Assigned Assets that would be intended to the Account will be deposited by the Issuer in the account of the Bank, to amortize the debt balance of the Issuer under the CCB, until such debt is fully paid, by sending to the Bank, as owner and fiduciary creditor of the Receivables, Assigned Assets and Assigned Receivables, a payment instruction to CASA containing data on its current account.

Clause Ten – The procedure described in Clause Nine above will be repeated as many times as necessary after the maturity of each of the obligations of the Issuer, until all obligations of the Issuer before the Bank under the CCB are fully satisfied.

Clause Eleven – Within five working days after the resolution of the fiduciary assignment the object hereof, which will take place after the full satisfaction of all pecuniary obligations of the Issuer under the CCB, the Bank will make the necessary arrangements to ensure that the Receivables, Assigned Assets and Assigned Receivables (which have not been foreclosed as provided under Clause Nine above) be transferred and released to the Issuer.

Clause Twelve – In the event the Bank decides to file suit to satisfy its rights under the CCB and hereunder, the parties hereby agree that the Issuer and the Intervenor Surety under the CCB will bear all court costs and lawyers’ fees, which may not be less than ten percent (10%) of the total amount of such suit.

Clause Thirteen – This instrument binds the parties and their successors, at any title.

Clause Fourteen – Any mutual tolerance and concessions will be considered occasional and transitory and will not be considered under any event a waiver, acceptance, loss, change, reduction or expansion of any rights, faculty, privilege, prerogative or powers granted to any of the parties hereunder, as well as when any of the above are exercised will not represent novation of the obligations hereunder.

Clause Fifteen – This instrument and any amendments thereto will be registered by the Issuer at the competent Registry of Deeds and Documents within five (5) working days after their execution. The Issuer must provide to the Bank evidence of such registration at the end of the above five days.

Clause Sixteen – All costs and expenses resulting from the registration hereunder will be fully borne by the Issuer.

Clause Seventeen – In the event any of the provisions hereunder is considered unenforceable, the remaining provisions of this Bill will remain in full force.

Clause Eighteen – The parties elect the Foro da Comarca de São Paulo, state of São Paulo, as the sole jurisdiction to address any doubts or disputes arising hereunder, over any other jurisdiction, no matter how privileged.

In witness whereof, the parties execute this agreement in two (2) counterparts of equal form and content, in the presence of the witnesses below.

City, [day] [month] [year]

_________________________________________________________________

ISSUER

_________________________________________________________________

BANCO CARGILL S.A.

______________________________ ___________________________________________

Spouse Guarantor

Witnesses:

1._____________________________________________________________	2. _____________________________________________________________

Name:	Name:

RG:	RG:

CPF/MF no.:	CPF/MF no.:

ANNEX 1

(on the company’s letterhead)

City, [day] [month] [year]

To

Cargill Agrícola S.A.

Avenida Morumbi, 8234

Brooklin, São Paulo, SP

Subject: Fiduciary Assignment of Credit Receivables Agreement, relative to XXXXXXXXXXXXXXXXXXXXX.

Dear Sirs,

Whereas [    ] (the “Issuer”) and Banco Cargill S.A. (the “Bank”) on this date execute this Fiduciary Assignment of Credit Receivables (“Fiduciary Assignment”) to ensure the due compliance of all principal and accessory obligations undertaken by the Issuer pursuant to the Bank Credit Bill no. [    ], issued by the Issuer in behalf of the Bank on this date (the “Loan”);

Whereas the credit receivables object of the Fiduciary Assignment originate from the Transport Service Agreement, entered on [    ] by the Issuer and Cargill Agrícola S.A. (“CASA”), as amended from time to time (the “Supply Agreement”).

We hereby issue an irrevocable and binding instruction to CASA that as of the present date all payments relative to the [    ] be made by CASA to the current account held by the Issuer at the Bank, as follows: Current account no. [    ], branch no. [    ], bank no. 040 (the “Account”). This payment instruction will remain in force during the term of the Loan and its accessory guarantee of Fiduciary Assignment. After the expiration of the term of the Loan and Fiduciary Assignment, we hereby request that CASA awaits new instructions to make the payments under the Supply Agreement.

We hereby declare that the Fiduciary Assignment does not change in any way the obligations undertaken by the Issuer pursuant to the [    ], which will remain in force, except for the obligation to make the payment to the valid Account as of this date.

We further request that CASA, through its legal representatives, sign the two counterparts of this notice of payment instruction, acknowledging and accepting the terms of this notice for all intents and purposes.

Faithfully,

_______________________________________________________________

ISSUER

_______________________________________________________________

BANCO CARGILL S.A.

Acknowledged and agreed on …./…./2006

______________________________________________

CARGILL AGRÍCOLA S.A.